Exhibit 99.1

For Immediate Release

GTY Technology Holdings Announces Cooperative Contract with Texas DIR

GTY’s Bonfire joins Texas DIR, accelerating growth in opportunities across the Public Sector

(AUSTIN, TEXAS, June 24, 2019) - GTY Technology Holdings Inc. (Nasdaq: GTYH) (“GTY”), a leading provider of SaaS/Cloud solutions for the public sector, announced that procurement software from its subsidiary, Bonfire Interactive Ltd. (“Bonfire”), is now available for purchase on the Texas Department of Information Resources (“DIR”). The DIR contract, which was entered into between the State of Texas, acting through and by the DIR, and Bonfire on June 11, 2019, and is valid through June 11, 2021 with the option to extend, enables state and local governments, public education institutes and other public agencies in Texas and 42 other states to directly procure any of Bonfire’s SaaS solutions (the “DIR Cooperative Contract”).

“Our DIR Cooperative Contract makes Bonfire more accessible not only in Texas, but also to organizations across the United States that leverage the DIR Cooperative Contract program,” said Stephen Rohleder, President, CEO and Chairman of GTY. “This awarded contract is a significant milestone for GTY collectively as we accelerate our growth.”

The DIR Cooperative Contract provides customers with a simplified purchasing process and preferred pricing. “Together, GTY and its subsidiaries are already working with the largest cities in the state of Texas - Dallas, Houston, and San Antonio - to transform the way they engage their citizens and manage their resources,” said Corry Flatt, CEO and Founder of Bonfire. “Through the DIR Cooperative Contract, we’ll be able to extend the availability of our procurement solutions to other state and civic agencies with immediate access and cost savings.”

Key Facts

•	GTY currently works with more than 1,500 clients across the United States, including 75 clients in Texas, at all segments and levels of government.
•	Current solutions available through the DIR Cooperative Contract include Bonfire sourcing solutions for municipalities, higher education, K-12 schools, special districts, and transportation, utilities and healthcare customers.

Additional Resources

•	Discover how the GTY portfolio of companies are setting a new standard for the public sector
•	Learn more about the Bonfire strategic sourcing solutions included in the DIR Cooperative Contract

Company Contact:

Carter Glatt

Senior Vice President, Corporate Development, GTY

carter@gtytechnology.com

(702) 945-2898

Meghan Hennessey

Manager, Marketing Communications

press@gobonfire.com

647-952-4563

About GTY Technology Holdings Inc.

GTY Technology Holdings Inc. (NASDAQ: GTYH) (“GTY”)) brings leading government technology companies together to achieve a new standard in citizen engagement and resource management. Through its six subsidiaries, GTY offers an intuitive cloud-based suite of solutions for state and local governments spanning functions in procurement, payments, grant management, budgeting, and permitting: Bonfire provides strategic sourcing and procurement software to enable confident and compliant spend; CityBase provides government payment solutions to connect constituents with utilities and government agencies; eCivis offers a grant management system to maximize grant revenues and track performance; Open Counter provides government payment software to guide applicants through complex permitting and licensing procedures; Questica offers budget preparation and management software to deliver on financial and non-financial strategic objectives; Sherpa provides public sector budgeting software and consulting services.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The company’s actual results may differ from its expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the company’s expectations with respect to future performance and anticipated impacts of the business combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the ability to recognize the anticipated benefits of GTY’s recent business combination transaction, which may be affected by, among other things, competition, the ability of the company to grow and manage growth profitably and retain its key employees; (2) costs related to the business combination; (3)the outcome of the New York and California lawsuits among the company, OpenGov, Inc. and the other parties thereto; (4) the inability to maintain the listing of the company’s common stock on The Nasdaq Stock Market; (5) changes in applicable laws or regulations; (6) the possibility that the company may be adversely affected by other economic, business, and/or competitive factors; (7)any government shutdown which impacts the ability of the company’s customers to purchase its products and services; and (8) other risks and uncertainties included in the company’s registration statement on Form S-1 (File No.333-229926), including those under “Risk Factors” therein, and in the company’s other filings with the SEC. We caution you that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. We do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based.